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EXHIBIT 21.  Subsidiaries
FIRST SECURITY CORPORATION
For the year ended December 31, 1995
                                                                        Organized     Percentage of
                                                                        Under Laws    Voting Securities
Name of Subsidiary (A)                                                  of            Owned by FSC
----------------------------------------------------------------------- -------------------------------

First Security Bank of Utah, National Association                       U.S.A.              99.9
  2nd Tier Subsidiary: CrossLand Mortgage Acquisition Corp.             Utah               100.0
    3rd Tier Subsidiary: CrossLand Mortgage Corp.                       Utah               100.0
  2nd Tier Subsidiary: Foreign Exchange Limited (B)                     California         100.0

First Security Bank of Idaho, National Association                      U.S.A.             100.0

First Security Bank of New Mexico, National Association                 U.S.A.             100.0

First Security Bank of Oregon                                           Oregon             100.0

First Security Bank of Nevada                                           Nevada             100.0
  2nd Tier Subsidiary: First Security Trust Company of Nevada           Nevada             100.0
  2nd Tier Subsidiary: First Security Services of Nevada, Inc.          Nevada             100.0

First Security Bank of Wyoming                                          Wyoming             99.9

First Security Leasing Company                                          Utah               100.0
  2nd Tier Subsidiary: First Security Leasing Company of Nevada         Nevada             100.0

First Security Processing Services, Inc.                                Utah               100.0

First Security Insurance, Inc.                                          Utah               100.0
  2nd Tier Subsidiary: First Security Insurance of Idaho, Inc.          Idaho              100.0
  2nd Tier Subsidiary: Intermountain Insurance Agency, Inc. (Inactive)  Oregon             100.0
  2nd Tier Subsidiary: First Security Insurance of Oregon Inc.          Oregon             100.0

First Security Life Insurance Company of Arizona                        Arizona            100.0

First Security Investment Services, Inc.                                Utah               100.0
  2nd Tier Subsidiary: First Security Investor Services                 Utah               100.0
    3rd Tier Subsid.: First Security Investor Services of Wyoming, Inc. Wyoming            100.0
  2nd Tier Subsidiary: First Security Investment Management, Inc.       Utah               100.0

First Security Business Investment Corporation                          Utah               100.0

First Security Service Company                                          Utah               100.0

First Security Information Technology, Inc.                             Utah               100.0

First Security Mortgage Company                                         Utah               100.0
  2nd Tier Subsidiary: Asset Recovery, Inc. (Inactive)                  Utah               100.0

(A) All subsidiaries are included in consolidated financial statements.
(B) Foreign Exchange Limited was sold on February 9, 1996.

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